Exhibit (g.2)

FRONTIER FUNDS, INC.

ELEVENTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS ELEVENTH AMENDMENT dated as of the last date on the signature block, to the Custody Agreement, dated as of October 31, 2014, as amended (the “Agreement”), is entered into by and between FRONTIER FUNDS, INC., a Maryland corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update Exhibit B, the list of funds, and Exhibit C, the fee schedule of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree to the following:

Exhibits B & C are hereby superseded and replaced with Exhibits B & C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

FRONTIER FUNDS, INC.		U.S. BANK NATIONAL ASSOCIATION

By:		By:

Name:	William D. Forsyth III	Name:	Anita Zagrodnik

Title:	President	Title:	Senior Vice President

Date:	August 2, 2021	Date:	August 2, 2021

EXHIBIT B

to the Custody Agreement

Separate Series of Frontier Funds, Inc.

Name of Series

Frontier MFG Core Infrastructure Fund

Frontier MFG Global Equity Fund

Frontier MFG Global Plus Fund

Frontier MFG Global Sustainable Fund

Frontier MFG Select Infrastructure Fund

Frontier HyperiUS Global Equity Fund

Exhibit C to the Custody Agreement - Frontier Funds

Custody Services Fee Schedule

Based upon an annual rate of average daily market value of all long securities and cash held in the Fund Family Complex*:

__ basis points

Plus portfolio transaction fees

Portfolio Transaction Fees

■	$ ____ - Book entry DTC transaction, Federal Reserve transaction, principal paydown

■	$ ____ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

■	$ ____ - Option/SWAPS/future contract written, exercised or expired

■	$ ____ - Mutual fund trade, Margin Variation Wire and outbound Fed wire

■	$ ____ - Physical security transaction

■	$ ____ - Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Chief Compliance Officer Support Fee

■	$ ____ per year per fund complex

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

■	See Additional Services fee schedule for global servicing.

■	$ ____ per custody sub - account per year (e.g., per sub -adviser (when more than 1 sub per fund), segregated account, etc.)

■	$ ____ filing fee per class action per account, plus ____% of gross proceeds, up to a maximum per recovery not to exceed $ ____ - Class Action Services.

■	No charge for the initial conversion free receipt.

■	Overdrafts - charged to the account at prime interest rate plus ____%, unless a line of credit is in place.

■	Additional fees will apply - Third Party lending.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

*Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	____	$____	Hungary	____	$____	Poland	____	$____
Argentina	____	$____	Iceland	____	$____	Portugal	____	$____
Austria	____	$____	India	____	$____	Qatar	____	$____
Bahrain	____	$____	Indonesia	____	$____	Romania	____	$____
Bangladesh	____	$____	Ireland	____	$____	Russia	____	$____
Belgium	____	$____	Israel	____	$____	Saudi Arabia	____	$____
Bermuda	____	$____	Italy	____	$____	Serbia	____	$____
Botswana	____	$____	Japan	____	$____	Singapore	____	$____
Brazil	____	$____	Jordan	____	$____	Slovakia	____	$____
Bulgaria	____	$____	Kenya	____	$____	Slovenia	____	$____
Canada	____	$____	Kuwait	____	$____	South Africa	____	$____
Chile	____	$____	Latvia	____	$____	South Korea	____	$____
China Connect (“A” Shares & Fixed Income)	____	$____	Lithuania	____	$____	Spain	____	$____
China (B Shares)	____	$____	Luxembourg	____	$____	Sri Lanka	____	$____
Colombia	____	$____	Malaysia	____	$____	Swaziland (Eswatini)	____	$____
Costa Rica	____	$____	Malta	____	$____	Sweden	____	$____
Croatia	____	$____	Mauritius	____	$____	Switzerland	____	$____
Cyprus	____	$____	Mexico	____	$____	Taiwan	____	$____
Czech Republic	____	$____	Morocco	____	$____	Thailand	____	$____
Denmark	____	$____	Namibia	____	$____	Tunisia	____	$____
Egypt	____	$____	Netherlands	____	$____	Turkey	____	$____
Estonia	____	$____	New Zealand	____	$____	UAE	____	$____
Euroclear (Eurobonds)	____	See comments**	Nigeria	____	$____	Uganda	____	$____
Euroclear (Non-Eurobonds)	Surchanges vary by local market	See comments**	Norway	____	$____	Ukraine	____	$____
Finland	____	$____	Oman	____	$____	United Kingdom	____	$____
France	____	$____	Pakistan	____	$____	Uruguay	____	$____
Germany	____	$____	Panama	____	$____	Vietnam	____	$____
Ghana	____	$____	Peru	____	$____	West African Economic Monetary Union (WAEMU)*	____	$____
Greece	____	$____	Philippines	____	$____	Zambia	____	$____
Hong Kong	____	$____				Zimbabwe	____	$____

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

Euromarkets (Euroclear) - Internal trades	$____
Euromarkets (Euroclear) - External trades	Surcharges vary by local market
Euromarkets (Euroclear) - Bridge transactions	$____
Euromarkets (Euroclear) - DTC, Fedwire, and BankOne links	$____

Global Custody Base Fee

$ ____ monthly base fee per fund 1-25 foreign securities, $____ monthly base over 25 foreign securities per fund. If no global assets are held within a given month, the monthly base charge will not apply for that month.

EuroClear - Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from Euroclear account to a third-party depository or settlement system, will be subject to a surcharge.

For all markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Global Custody Tax Services:

■	$ ____ per annum - Global Filing (Waived)

■	$ ____ per annum - U.S. Domestic Filing (Only ADRs) (Waived)

■	Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).

Miscellaneous Expenses

■	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

■	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

■	SWIFT reporting and message fees.

Advisor’s signature of acknowledgement of the fee schedule on Exhibit C is not needed.

Frontier Funds, Inc. signed the fee schedule proposal dated June 8, 2021, on July 21, 2021.